EXHIBIT 12.1

                     TEXTRON PARENT COMPANY BORROWING GROUP

                COMPUTATION OF RATIO OF INCOME TO FIXED CHARGES

                                  (unaudited)

                           (In millions except ratio)



                                                                Nine Months
                                                                   Ended
                                                              October 1, 1994



Fixed charges:

  Interest expense (1)                                            $ 160

  Estimated interest portion of rents                                16



    Total fixed charges                                           $ 176






Income:

  Income before income taxes                                      $ 539

  Fixed charges                                                     176

  Eliminate  equity  in  undistributed  pretax  income  of
    finance and insurance subsidiaries                             (271)



    Adjusted income                                               $ 444







Ratio of income to fixed charges                                   2.52






(1) Includes interest unrelated to borrowings of $27 million (primarily interest accretion).